                            SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934


Filed by the Registrant  [ X ]
Filed by a Party other than the Registrant  [   ]

Check the appropriate box:

[   ]  Preliminary Proxy Statement
[ X ]  Definitive Proxy Statement
[   ]  Definitive Additional Materials
[   ]  Soliciting Material Pursuant to Sec.240.14a-11(c) or Sec.240.14a-12

                      ANGELES MORTGAGE INVESTMENT TRUST
-------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)



-------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):


[ X ]   $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a,-6(i)(1), or
        14a-6(j)(2).
[   ]   $500 per each party to the controversy pursuant to Exchange Act Rule
        14a-6(i)(3).
[   ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

        1)   Title of each class of securities to which transaction applies:


             ------------------------------------------------------------------

        2)   Aggregate number of securities to which transaction applies:


             ------------------------------------------------------------------

        3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: *


             ------------------------------------------------------------------

        4)   Proposed maximum aggregate value of transaction:


             ------------------------------------------------------------------


[   ]  Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        1)   Amount previously paid:


             ------------------------------------------------------------------

        2)   Form, Schedule or Registration Statement No.


             ------------------------------------------------------------------

        3)   Filing Party:


             ------------------------------------------------------------------

        4)   Date Filed:


             ------------------------------------------------------------------

* Set forth the amount on which the filing fee is calculated and state how it was determined.


                                                    (Bulletin No. 150, 4-09-93)

                                               ANGELES MORTGAGE INVESTMENT TRUST


                                            340 N. WESTLAKE BOULEVARD, SUITE 230
                                              WESTLAKE VILLAGE, CALIFORNIA 91362


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


                           TO BE HELD MARCH 13, 1996


TO THE SHAREHOLDERS OF ANGELES MORTGAGE INVESTMENT TRUST


     The Annual Meeting of Shareholders of Angeles Mortgage Investment Trust (the "Trust") will be held at the Beverly Hilton Hotel, in the Wilshire Room, 9876 Wilshire Boulevard, Beverly Hills, California on March 13, 1996 at 9:00 a.m. Pacific Standard Time, for the following purposes as further described in the accompanying Proxy Statement.


          1. To elect a Board of Trustees of four members to hold office until the next Annual Meeting and until their successors have been elected and qualified. Management's nominees are J. D'Arcy Chisholm, Ronald J. Consiglio, Curtis J. Crivelli and Bryan L. Herrmann.

          2. To ratify the appointment of BDO Seidman, LLP as the Trust's independent accountants for the Trust's fiscal year ending December 31, 1996.

          3. To transact such other business as may properly come before the Annual Meeting and any postponement or adjournment thereof.

     The Board of Trustees has fixed the close of business on January 22, 1996 as the record date for the determination of shareholders entitled to receive notice of and to vote at the Annual Meeting and any postponement or adjournment thereof, and only holders of record of Class A shares and Class B shares of common stock of the Trust at the close of business on that day will be entitled to vote.


     All shareholders are cordially invited to attend the Annual Meeting in person. WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, PLEASE MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE POSTAGE-PREPAID ENVELOPE ENCLOSED FOR THAT PURPOSE. ANY SHAREHOLDER ATTENDING THE ANNUAL MEETING MAY VOTE IN PERSON EVEN IF HE OR SHE PREVIOUSLY RETURNED A PROXY.


                                         By Order of the Board of Trustees




                                         /s/ Anna Merguerian
                                         -------------------------------------
                                         Anna Merguerian
                                         Chief Financial Officer


Westlake Village, California
February 19, 1996

                       ANGELES MORTGAGE INVESTMENT TRUST


                      340 N. WESTLAKE BOULEVARD, SUITE 230
                       WESTLAKE VILLAGE, CALIFORNIA 91362



                                PROXY STATEMENT


                       FOR ANNUAL MEETING OF SHAREHOLDERS


                           TO BE HELD MARCH 13, 1996


This Proxy Statement is being first mailed to shareholders on or about February 21, 1996 in connection with the solicitation by the Board of Trustees (the "Board of Trustees") of Angeles Mortgage Investment Trust, a California business trust (the "Trust"), of proxies to be voted at the Trust's 1996 Annual Meeting of Shareholders (the "Annual Meeting") to be held at the Beverly Hilton Hotel, in the Wilshire Room, 9876 Wilshire Boulevard, Beverly Hills, California, on March 13, 1996 at 9:00 a.m. Pacific Standard Time, and at any postponement or adjournment thereof.


The purposes of the Annual Meeting are (1) to elect a full board of four trustees of the Trust (the "Trustees") to hold office until the next Annual Meeting and until their successors have been elected and qualified, (2) to ratify the appointment of BDO Seidman, LLP as the Trust's independent accountants for the Trust's fiscal year ending December 31, 1996, and (3) to transact such other business as may properly come before the Annual Meeting and any postponement or adjournment thereof.


Only holders of record of the Trust's Class A Common Stock (the "Class A Shares") and Class B Common Stock (the "Class B Shares") at the close of business on January 22, 1996 (the "Record Date"), are entitled to receive notice of and to vote at the Annual Meeting and at any postponement or adjournment thereof. On the Record Date, there were 2,826,700 Class A Shares and 1,675,113 Class B Shares issued and outstanding. The presence, either in person or by proxy, of the holders of a majority of the outstanding Class A and Class B Shares on the Record Date is necessary to constitute a quorum at the Annual Meeting. Except as otherwise set forth in this Proxy Statement with respect to cumulative voting rights in election of the Trustees, each Class A Share and Class B Share entitles the holders thereof to one vote.


Class A Shares and Class B Shares represented by proxies that reflect abstentions will be treated as shares that are present and entitled to vote only for purposes of determining the presence of a quorum. Abstentions and Broker Non-Votes do not constitute a vote "for" or "against" any matters and will be disregarded and not counted in calculation of votes cast.


     Class A Shares and Class B Shares represented by a proxy in the accompanying form, if such proxy is properly executed and is received by the Trust prior to voting at the Annual Meeting, will be voted in the manner specified on the proxy. If no such specification is made, the Class A shares and the Class B Shares will be voted at the Annual Meeting: (a) FOR the election as Trustees of the nominees named hereinafter (although the persons designated as proxies reserve full discretion to cast votes for other persons in the event any such nominees become unavailable to serve), (b) FOR the ratification of BDO Seidman, LLP as the Trust's independent accounts for the fiscal year ending December 31, 1996, and (c) with respect to any other matters that may properly come before the Annual Meeting, in the discretion of the persons holding the respective proxy.

     Except as otherwise set forth herein, any shareholder who casts a vote by proxy may revoke it at any time before it is voted by giving written notice to the Secretary of the Trust expressly revoking the proxy, by signing and forwarding to the Trust a later dated proxy, or by attending the Annual Meeting and personally voting the Class A shares or the Class B Shares owned of record by such shareholder.


     With respect to the election of Trustees, the Class A Shares and the Class B Shares shall vote together as a single class, and the four nominees receiving the most votes will be elected Trustees. If, prior to voting for the election of Trustees, any shareholder of record of the Class A Shares or the Class B Shares gives notice at the Annual Meeting of such shareholder's intention to cumulate votes, then such shareholder is entitled to cast a number of votes equal to the number of such Class A Shares or the Class B Shares registered in the shareholder's name on the record date multiplied by the number of Trustees to be elected. The shareholder may cumulate such votes for Trustees by casting all such votes for one candidate or by distributing the votes to which such shareholder is entitled among as many candidates as the shareholder chooses. Discretionary authority to cumulate votes is being solicited by this Proxy Statement. If the election of Trustees is determined by cumulative voting, the proxy holders named in the accompanying proxy card may allocate the cumulated votes for which they have been given proxies among the nominees in such proportions as they deem advisable.


     The affirmative vote of the holders of a majority of the outstanding Class A Shares and Class B Shares represented at the Annual Meeting in person or by proxy and voting as one class is necessary for the ratification of appointment of BDO Seidman, LLP as the Trust's independent accountants for the fiscal year ending December 31, 1996.


     In voting upon any other matter which may properly come before the Annual Meeting, all shareholders of both Class A Shares and Class B Shares shall vote together as a single class, with a majority vote of the outstanding Class A Shares and Class B Shares required for approval and ratification of each such matter.


     In connection with the prior year's annual shareholders meeting, Morton D. Kirsch and Wherco, Inc., together with Leland B. Evans, filed Amendment No. 6 to Schedule 13D, on May 5, 1995, under the Securities and Exchange Act of 1934, as amended, disclosing the possibility of implementing a plan to undertake certain actions, some of which may be in opposition to the proposals presented by the Trust's management for approval at the Annual Meeting. (See "Securities Ownership of Certain Beneficial Owners and Management.") The Trust has no indication that Morton D. Kirsch and Wherco, Inc., together with Leland B. Evans, intend to take similar actions this year.


     The Trust will pay in full the cost of soliciting proxies from its shareholders. In addition to solicitation by mail, certain Trustees, officers and regular employees of the Trust may solicit the return of proxies by telephone, telegram, personal interview or otherwise without additional remuneration therefor. The Trust will also reimburse brokerage firms and other persons representing the beneficial owners of the Class A Shares for their reasonable expenses in forwarding proxy solicitation material to such beneficial owners in accordance with the proxy solicitation rules and regulations of the Securities and Exchange Commission and the American Stock Exchange, Inc., on which the Trust's Class A Shares are traded under the symbol "ANM."

HISTORY OF THE TRUST

     The Trust is a California business trust which qualifies as a real estate investment trust for federal income tax purposes. The Trust was originally organized as a publicly held limited partnership that began offering limited partnership units (the "Units") on August 18, 1986 and commenced operations on July 9, 1987. In January 1989, the holders of a majority of the Units elected to transfer all of the partnership's assets to the Trust. Presently the Trust's capital structure consists of 2,826,700 outstanding shares of Class A Common Stock ("Class A Shares") and 1,675,113 outstanding shares of Class B Common Stock ("Class B Shares"). The Class A Shares are publicly held and are traded on the American Stock Exchange. Each of the Class A Shares and the Class B Shares is entitled to one vote with respect to any matters put before the Trust's shareholders.


     Angeles Funding Corporation ("AFC"), a wholly owned subsidiary of Angeles Corporation ("Angeles") served as advisor to the Trust until February 1993. Through AFC the Trust had invested in various types of intermediate-term loans (the "Trust Loans" or "Loans"). The majority of the Loans were made principally to partnerships that were once controlled by Angeles and are now controlled by Insignia Financial Group, Inc., a Delaware corporation, which through an affiliate holds the Trust's Class B Shares, (Insignia Financial Group, Inc. and its affiliates are referred to as "Insignia" in this document). These partnerships include private and public real estate limited partnerships which were formed to acquire, own and operate income-producing real properties. As of December 31, 1995, there were 30 Trust Loans outstanding, with an aggregate portfolio balance of approximately $30 million, net of a $13 million loan loss reserve, and $3.4 million of real property, net of a $.2 million valuation reserve.


     By virtue of its ownership of the Class B Shares, Insignia owns a 1% interest in the profits, losses, credits and distributions of the Trust and 37% of the Trust's total voting shares. In 1995 the Trust and Insignia entered into an agreement pursuant to which Insignia granted to the Trust the option to purchase all the Class B Shares currently owned by Insignia. The option is exercisable by the Trust in 10 years for approximately $94,000. During the 10 year period that the option is outstanding, all of the Class B Shares are required to vote, pursuant to an irrevocable proxy, with the majority of Class A Shares in connection with any proposal involving the Trust and Insignia or the election of any Trustee nominated by Insignia. Such majority will be determined without consideration of the votes of "Excess Class A Shares," as defined in the Trust's Declaration of Trust. With respect to all other matters, the affiliate of Insignia can vote the Class B Shares without restriction.


     The Trust, beginning in February 1993, faced significant liquidity problems caused by (i) the failure of a significant number of the Insignia partnerships and entities affiliated with Angeles to fully service outstanding debt obligations under their respective Trust obligations and (ii) Angeles' inability to fully service its debt obligations under its promissory note receivable or perform its other obligations to the Trust under its third party loan guarantees and shareholder distribution guarantees. As of February 1993, approximately 75% of the Trust's Loan portfolio had defaulted in payments to the Trust. In February 1993, Angeles informed the Trust that it was unable to perform its obligations under its guarantees because of liquidity problems caused by its inability to complete sales or refinancings of real estate assets, its inability to fully realize asset values in a continuing sluggish and depressed real estate market and the failure of the Insignia partnerships to service fully, if at all, their debt obligations to Angeles. On May 3, 1993, Angeles filed for protection under Chapter 11 of the federal bankruptcy code. Angeles' failure to perform under its guarantees, together with the defaults on Trust Loans made to the Insignia partnerships and affiliates of Angeles, resulted in the Trust's temporary suspension of cash distributions to the Class A Shareholders starting February 1993. The Trust made various claims against Angeles and eventually reached agreement with Angeles and the Committee of Creditors Holding Unsecured Claims of Angeles to settle all claims between the Trust and Angeles. The settlement agreement was approved by the Bankruptcy Court in March 1995. Under the agreement, the Trust received over $15 million in cash, notes, and Trust Class A Shares.


     The Trust has restructured the majority of its Loan portfolio since February 1993, when the Trust terminated its advisory agreement with AFC, and has been able to entirely pay off its then outstanding bank loan of $20 million. However, Loans having a carrying value of approximately $12 million (or 25% of the Trust's investments) are not currently paying debt service to the Trust. The Trust's options are significantly limited as a result of and its position as the holder of second and third trust deeds and promissory notes subordinate to other senior creditors. The Trust's lending is concentrated in secured and unsecured real estate loans in regions which have experienced adverse economic conditions. The realizable value of real estate collateralizing notes receivable or acquired in loan foreclosure proceedings can only be determined based upon a sales negotiation between independent third parties in an arm's length transaction. In addition, considering that, in most cases, it is the proceeds of sale and/or refinancing which will enable the Trust to receive funds, the actual proceeds may be significantly impacted by the condition of the real estate industry at the time the principal amounts become due or properties sold.


     From time to time the Trust has held, and will continue to hold discussions with other REITs to consider expanding the Trust's portfolio through a transaction involving the issuance of Trust shares or entering into joint ventures or partnerships which would ultimately result in the issuance in Trust shares.


     The general policies and supervision of the Trust are overseen by a board of four trustees (the "Trustees").


     The Trust will terminate December 31, 2003, unless extended by vote of the shareholders. Upon liquidation of the Trust, disposition proceeds will be distributed to the shareholders.






                              ELECTION OF TRUSTEES


                                (PROPOSAL NO. 1)


     The Trust's current Board of Trustees consists of four members. Accordingly a full board of four Trustees are to be elected at the Annual Meeting to hold office until the next Annual Meeting and until their successors are elected and qualified.


TRUSTEES AND NOMINEES


     The persons named as proxy holders in the accompanying proxy card have advised the Trust that they will vote the shares represented by the proxies which they hold in favor of the election of the four nominees named below as members of the Board of Trustees, unless and except to the extent that authority to vote for one or more nominees is withheld in the proxies. In no case will proxies be voted for a greater number of persons than the number of nominees for election to the Board of Trustees. Three of the four nominees for Trustee are presently Trustees of the Trust. The current Trustees terms of office will expire on the date of the Annual Meeting and when their successors are elected and qualified. If a nominee becomes unavailable to serve as a Trustee for any reason, the shares represented by any proxy will be voted for the person, if any, who may be designated by the Board of Trustees to replace such nominee. However, the Board of Trustees has no reason to believe that any nominee will be unavailable to serve as a Trustee if elected.


     No arrangement or understanding exists between any nominee and any other person or persons pursuant to which any nominee was or is to be selected as a Trustee or nominee. None of the nominees has any family relationship between them nor with any Trustee or executive officer of the Trust.

     The current Trustees of the Trust are listed below, together with their ages and all Trust positions held by them:



Ronald J. Consiglio  52   Trustee, Chairman, Chief Executive Officer and President
J. D'Arcy Chisholm   64   Trustee
Bryan L. Herrmann    60   Trustee
Leland B. Evans      42   Trustee



     Mr. Consiglio has been a Trustee since April 1988 and has served as the Chairman, Chief Executive Officer and President of the Trust since May 1993.
In addition, Mr. Consiglio was the Chairman of the Trust's Audit Committee in 1993 and became the Chairman of the Independent Committee upon its formation in February 1993. Upon formation of the Trust's Executive Committee in May 1995, Mr. Consiglio serves as its Chairman. From January 1993 through June 1993, Mr. Consiglio served as Executive Vice President and Chief Administrative Officer of Reynolds Kendrick Stratton, Inc., a Los Angeles based securities brokerage firm. From 1990 through 1992, Mr. Consiglio was the Senior Vice President and Chief Financial Officer of Cantor Fitzgerald & Co., Inc. where he was responsible for operations, administration and finance. From 1988 through 1990 he was the Senior Vice President of the investment banking firm of Wedbush Morgan Securities, Inc. ("WMS"), and from 1984 through 1988 he was Executive Vice President of a predecessor firm, Morgan, Olmstead, Kennedy & Gardner Incorporation. He was responsible for WMS's investment banking activities, as well as many of the administrative and operation functions of the firm. He is a certified public accountant and was a partner in Deloitte Haskins & Sells from 1977 to June 1984. In 1992, Mr. Consiglio served as the District Chairman of the National Association of Securities Dealers' District Business Conduct Committee. Mr. Consiglio is also an executive officer, trustee and Chairman of Angeles Participating Mortgage Trust and is a business consultant.


     Mr. Chisholm has been a Trustee of the Trust since September 1989 and became a member of the Audit, Compensation and Executive Committees and serves as the Chairman of the Audit Committee. He has been a consultant to real estate, business and education since 1989. From 1980 until September 1989, Mr. Chisholm was associated with the Institute for Pastoral and Social Ministry at the University of Notre Dame, initially as a volunteer, then as an assistant director from 1982 until 1986 and finally as an associate director from 1986 until 1989. From 1971 until 1980, Mr. Chisholm served in several capacities for Shareholders Capital Corporation, the predecessor company of Angeles and its subsidiaries, including president of its property management company and president of its property sales company. Prior to 1971, Mr. Chisholm was employed at the following real estate related firms; Real Estate Research Corporation, Del E. Webb Corporation and Milton Meyer Company. He holds a B.A. degree from the University of Notre Dame and is a graduate of the Executive Program, graduate School of Business, UCLA. Mr. Chisholm also serves as a trustee of Angeles Participating Mortgage Trust.


     Mr. Herrmann has been Trustee since December 1994 and is a member of the Compensation and Executive Committees and serves as the Chairman of the Compensation Committee. Mr. Herrmann is an investment banker by background and currently is Chairman and Chief Executive Officer of Base Camp 9 Corp. and has been in that position since 1990. In addition to his duties at Base Camp 9 Corp., from 1992 to 1994, Mr. Herrmann served as Chief Executive officer of Spaulding Composites Company and is currently a member of its board of directors. Since 1984 Mr. Herrmann has been the general partner of MOKG 1984 Investment Partners Ltd. Mr. Herrmann is a member of the board of directors of Wynn's International, Inc., a New York Stock Exchange company.


     Mr. Evans, has been a Trustee since May 1995, and became a member of the Audit Committee in June 1995. Mr. Evans is an attorney and has practiced law since 1980. Mr. Evans has represented secured lenders in real estate matters and has served as counsel to federally insured lending institutions. Mr. Evans is a partner at the firm of Evans and Heil.

     The following table sets forth the name, age and the position(s) with the Trust currently held by each person nominated as a Trustee for election at the Annual Meeting:


          Name                        Age       Position with the Trust
          ----                        ---       -----------------------
          Ronald J. Consiglio         52        Trustee, Chairman, Chief
                                                  Executive Officer and
                                                  President
          J. D'Arcy Chisholm          64        Trustee
          Bryan L. Herrmann           60        Trustee
          Curtis J. Crivelli          53        N/A



     Biographical information concerning Messrs. Chisholm, Consiglio and Herrmann as provided above.


     Mr. Crivelli recently retired from the banking industry. Prior to his retirement Mr. Crivelli was an executive with Great Western Bank from 1987 through 1995. Mr. Crivelli's responsibilities at Great Western, as Executive Vice President, included the management of the Bank's retail banking division along with securities operation and marketing departments. From 1982 through 1987 Mr. Crivelli was President and Chief Executive Officer of Encino Savings Bank. Mr. Crivelli currently serves on the Board of Directors of ACCO, Inc.



INFORMATION REGARDING THE BOARD OF TRUSTEES AND ITS COMMITTEES


     COMPENSATION COMMITTEE. During 1995 the Audit and Compensation Committee was split into two separate committees. The Compensation Committee oversees, reviews and approves the compensation of the Trustees and officers of the Trust. Messrs. Chisholm and Herrmann serve on the Compensation Committee with Mr. Herrmann serving as Chairman.


     EXECUTIVE COMMITTEE. In May 1995 the Board of Trustees formed the Executive Committee comprised of Mr. Consiglio, Mr. Chisholm and Mr. Herrmann, with Mr. Consiglio serving as Chairman. The purpose of establishing the Executive Committee was the expectation that the Board of Trustees would expand in size due to the contemplated expansion of the Trust's asset portfolio through an UPREIT structure. Therefore, in order to facilitate efficient management of the Trust without having to arrange for meetings for a larger group of Trustees, the Executive Committee was formed as provided in the Trust's Declaration of Trust. The Executive Committee has all of the powers and authority of the Board of Trustees with some restrictions.


     BOARD OF TRUSTEES AND COMMITTEE MEETINGS. During the fiscal year ended December 31, 1995, the Trust's Board of Trustees held five regular meetings with all Trustees attending in person and three special meetings with all Trustees attending except for Mr. Herrmann, who did not attend one such special meeting. The Audit Committee met once during fiscal year 1995 and each committee member attended either in person or by telephone. The Compensation Committee met once in 1995 and each committee member attended either in person or by telephone. The Executive Committee met three times during 1995 and each committee member attended either in person or by telephone.

EXECUTIVE OFFICERS

     The following information relates to the executive officer of the Trust who is not a Trustee and is not nominated as a Trustee. Each of the officers serves at the discretion of the Board of Trustees and is customarily appointed as an officer at the organization meeting of the Board of Trustees held following each Annual Meeting of the Shareholders.




     Name               Age     Title
     ---------------    ---     -----
     Anna Merguerian    40      Vice President, Secretary and Chief Financial
                                  Officer



     Ms. Merguerian became the Vice President and Secretary of the Trust in December 1993 and the Chief Financial Officer in December 1994. Prior to joining the Trust in May 1993, she was employed by Angeles from June 1981 through April 1993. Her last position with Angeles and its subsidiaries was as a Senior Vice President of the Asset Management Group. From September 1977 to May 1981, she served as a Senior Accountant at Ernst & Young (which was formerly known as Ernst & Whinney). Ms. Merguerian is a certified public accountant.



SECTION 16 MATTERS


     Section 16 (a) of the Securities Exchange Act of 1934, as amended, requires the Trust's officers, trustees and persons who own greater than ten percent of a registered class of the Trust's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the American Stock Exchange, and to furnish the Trust with copies of all Section 16(a) forms they file. Based solely on representations from such persons, the Trust believes that, except as set forth below, during the fiscal year ended December 31, 1995, all Section 16(a) filing requirements applicable to its Trustees, officers and 10% beneficial holders were complied with. Mr. Chisholm inadvertently failed to timely file a Form 4 upon the purchase of 1,000 Trust Class A shares on October 27, 1995 at a price per share of $5 3/8. Mr. Chisholm has subsequently filed the Form 4 on February 7, 1996.





COMPENSATION OF EXECUTIVE OFFICERS AND TRUSTEES


     REMUNERATION OF TRUSTEES. Each Trustee receives a retainer fee of $12,000 per year, which is paid quarterly and (except for Mr. Consiglio) a fee of $1,000 for each meeting of the Board of Trustees which he attends in person, $750 for each meeting of the Board of Trustees which he attends telephonically, and $500 for each Audit, Compensation and Executive Committee meeting which he attends, either personally or telephonically. Trustees are also reimbursed for any expenses incurred in attending such meetings or incurred as a result of other work performed for the Trust. During fiscal 1995, Mr. Chisholm received $5,000 and Mr. Herrmann received $42,160 in consulting fees from the Trust for independent services provided to the Trust.


     EXECUTIVE OFFICERS' COMPENSATION. During the year ended December 31, 1995, Mr. Consiglio received a total of $281,200 for his services as President and Chief Executive Officer of the Trust, and an additional $12,000 as compensation for serving on the Board of Trustees. For the year ended December 31, 1995, Ms. Merguerian was paid $72,500 for her services as Chief Financial Officer of the Trust.

     Table I sets forth information concerning the compensation for services in all capacities to the Trust for the fiscal years 1995, 1994 and 1993, those persons who at any time during the fiscal years served as Chief Executive Officer and the most highly compensated officers ("Executive Officers").


                                    TABLE I

                           SUMMARY COMPENSATION TABLE



                                                      ANNUAL       ALL OTHER
                                                    COMPENSATION    ANNUAL
       NAME AND PRINCIPAL POSITION            YEAR     SALARY     COMPENSATION
       ---------------------------            ----  ------------  ------------
Ronald J. Consiglio, Trustee, Chairman,
  Chief Executive Officer and President       1995    $281,200     $12,000(1)
                                              1994    $263,000     $12,000(1)
                                              1993    $109,800     $12,000(1)

Jack E. McDonald, Chief Financial Officer(2)  1995         N/A     $10,375(1)
                                              1994    $    -0-     $17,875(1)
                                              1993    $    -0-     $16,750(1)

Anna Merguerian, Chief Financial Officer(3)   1995    $ 62,500     $ 5,000(4)




(1) Represents compensation for serving on the Board of Trustees.

(2) Mr. McDonald resigned as Chief Financial Officer in December 1994 and was replaced by Ms. Merguerian and resigned as a Trustee in May 1995.

(3) Ms. Merguerian became Chief Financial Officer in December 1994 upon Mr. McDonald's resignation. Ms. Merguerian is paid a salary of $100,000 for which the Trust contributed $62,500 to such salary and another trust, Angeles Participating Mortgage Trust contributed $37,500. In addition, in December 1995 the Trust entered into an Employment Agreement with Ms. Merguerian with a one-year term. The Employment Agreement provides for an annual salary of $100,000 to be paid to Ms. Merguerian and allows for Ms. Merguerian to provide services to Angeles Participating Mortgage Trust for which the Trust is reimbursed for specific time spent on such trust.

(4) Represents a bonus paid in 1995 for the year ending December 31, 1994.




COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION


     The Compensation Committee is responsible for recommending to the Board appropriate compensation of the Trust's executive officers and key employees.


     The Compensation Committee's compensation policy for the last fiscal year was to recommend salaries at levels and establish incentive benefits the Board believes will attract, retain and motivate highly competent individuals. In December 1995 the Trust entered into a one year employment contract with Ms. Merguerian. The terms of the contract were based upon a comparison of comparable positions in the REIT industry and the

Compensation Committee obtained the advise and opinion as to the fairness of the contract from a REIT executive compensation/recruitment firm. In determining the salary of Mr. Consiglio, the Compensation Committee considered the responsibilities of Mr. Consiglio as the Chief Executive Officer, President, Trustee and Chairman of the Board of Trustees of the Trust, Mr. Consiglio's experience and the salaries paid in the competitive marketplace for executive talent, including a comparison of the salaries for comparable positions at other companies.


     The Compensation Committee currently intends for all compensation paid to the Trust's executive officers to be tax deductible to the Trust pursuant to
Section 162(m) of the Code ("Section 162(m)"). Section 162(m) provides that compensation paid to executive officers in excess of $1,000,000 cannot be deducted by the Trust for federal income tax purposes unless, in general, such compensation is performance based, is established by an independent committee of Trustees, is objective and the plan or agreement providing for such performance based compensation had been approved in advance by the shareholders. In the future, however, if, in the judgment of the Compensation Committee, the benefits to the Trust of a compensation program that does not satisfy the arbitrary and inflexible conditions of Section 162(m) outweigh the costs to the Trust of failure to satisfy these conditions, the Committee may adopt such a program.


                             COMPENSATION COMMITTEE

                               J. D'Arcy Chisholm
                               Bryan L. Herrmann

STOCK PRICE PERFORMANCE GRAPH

                              STOCK PERFORMANCE

                                                                     Performance


                              TOTAL RETURN INDEX
                             (Dec. 31, 1990=100)


  DATE                    MORTGAGE REITs          S&P 500          THE TRUST
--------                  --------------          -------          ---------
Dec-1990                      100.00              100.00            100.00
Jan-1991                      107.81              104.42            102.78
Feb-1991                      115.94              111.90            115.28
Mar-1991                      123.28              114.56            120.60
Apr-1991                      125.93              114.88            129.72
May-1991                      131.74              119.80            135.18
Jun-1991                      128.72              114.32            154.74
Jul-1991                      130.24              119.67            150.01
Aug-1991                      130.86              122.49            149.14
Sep-1991                      134.68              120.48            139.03
Oct-1991                      136.87              122.09            150.17
Nov-1991                      136.83              117.16            165.51
Dec-1991                      131.83              130.55            164.60
Jan-1992                      141.06              128.12            163.68
Feb-1992                      139.06              129.76            165.55
Mar-1992                      138.22              127.22            164.61
Apr-1992                      140.23              130.92            173.68
May-1992                      140.24              131.63            184.30
Jun-1992                      138.26              129.72            186.25
Jul-1992                      138.72              134.95            208.92
Aug-1992                      130.34              132.22            188.53
Sep-1992                      134.20              133.74            198.09
Oct-1992                      132.35              134.22            197.08
Nov-1992                      133.65              138.75            183.74
Dec-1992                      134.36              140.56            196.72
Jan-1993                      144.04              141.59            208.77
Feb-1993                      146.24              143.50             61.09
Mar-1993                      149.12              146.59             44.58
Apr-1993                      139.86              142.99             36.33
May-1993                      140.47              146.86             44.58
Jun-1993                      142.71              147.34             21.47
Jul-1993                      145.57              146.65             26.42
Aug-1993                      147.48              152.23             31.37
Sep-1993                      153.61              151.11             27.24
Oct-1993                      155.36              154.18             36.33
Nov-1993                      152.75              152.73             33.85
Dec-1993                      153.91              154.60             36.33
Jan-1994                      160.70              159.78             36.33
Feb-1994                      154.96              155.47             47.06
Mar-1994                      142.93              148.71             47.06
Apr-1994                      143.24              150.64             48.71
May-1994                      141.55              153.10             56.97
Jun-1994                      137.38              149.31             64.40
Jul-1994                      140.47              154.26             71.00
Aug-1994                      144.02              160.53             71.00
Sep-1994                      136.67              156.67             71.00
Oct-1994                      129.33              160.25             69.35
Nov-1994                      121.77              154.37             71.00
Dec-1994                      116.51              156.63             87.51
Jan-1995                      124.81              160.70             85.86
Feb-1995                      140.47              166.93             94.12
Mar-1995                      141.17              171.87             99.07
Apr-1995                      144.25              176.88             85.86
May-1995                      154.18              183.86             94.94
Jun-1995                      157.13              188.18             94.12
Jul-1995                      158.68              194.45             87.51
Aug-1995                      171.00              194.98             84.21
Sep-1995                      173.67              203.14             71.00
Oct-1995                      177.37              202.43             79.26
Nov-1995                      181.56              211.34             85.86
Dec-1995                      190.39              215.25             97.42

The above graph compares the total cumulative shareholder return on the Class A shares from December 31, 1990 to December 31, 1995 to that of the (a) Standard & Poor's 500 Index, and (b) NAREIT Mortgage REIT Total Return Index, an index that included 24 companies with a market capitalization of $3.3 billion.



SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


     The following table sets forth information as of February 1, 1996, with respect to any Class A Shares owned by Trustees and nominees as Trustees of the Trust and individual shareholders known to be the beneficial owner of more than 5% of the issued and outstanding Class A shares. There are no other trustees or officers of the Trust who beneficially own either Class A shares or Class B shares, and there is no other shareholders known to be the beneficial owner of more than 5% of the issued and outstanding Class A Shares. The Trust had 1,738 Class A shareholders of record as of February 1, 1996. All of the issued and outstanding Class B Shares (a total of 1,675,113 shares) are owned by MAE GP Corporation, which is affiliated with Insignia.

                                                                                    Shares Beneficially Owned(1)
                                                                                ------------------------------------
Name and Address of Beneficial Holder                         Title of Class    Number of Shares    Percent of Class
-------------------------------------                         --------------    ----------------    ----------------
Wherco Inc., Morton D. Kirsch and Leland B. Evans,
  235 Montgomery St., Suite 1012, San Francisco, CA 94104     Class A Shares         228,300              8.1%         (2)
Liquidity Assistance Corporation                              Class A Shares          63,200              2.2%         (3)
Ronald J. Consiglio                                           Class A Shares          14,750              0.5%
Leland B. Evans                                               Class A Shares          12,800              0.4%         (2)
Bryan L. Herrmann                                             Class A Shares           4,550              0.2%
J. D'Arcy Chisholm                                            Class A Shares           1,690               *
MAE GP Corporation, One Insignia Financial Plaza,
  Greenville, SC 29602                                        Class B Shares       1,675,113              100%         (4)
All Executive Officers and Trustees as Group (5 persons)      Class A Shares          33,790              1.2%
All Executive Officers and Trustees as Group (5 persons)      Class B Shares            -                   0%

____________________________

(1) Except as otherwise indicated and subject to applicable community property laws and similar statutes, the person listed as beneficial owner of shares has sole voting power and/or dispositive power with respect to the shares.

(2) On May 5, 1995, Morton D. Kirsch and Wherco, Inc., together with
    Leland B. Evans, filed Amendment No. 6 to Schedule 13D. In the aforementioned Amendment and in prior amendments, the filing parties disclose their possible intention to seek participation in management and position on the Board of Trustees of the Trust. Among the actions that Morton D. Kirsch and Wherco, Inc., together with Leland B. Evans, disclosed as being under evaluation are (i) acquiring additional securities of the Trust, (ii) seeking possible merger, reorganization or liquidation of the Trust, (iii) selling a material amount of the Trust's assets, (iv) changing the present Board of Trustees or management of the Trust, (v) changing the capitalization and dividend policy of the Trust,
    (vi) changing the nature of the Trust's business, (vii) changing the terms of the Trust's Declaration of the Trust and (viii) causing delisting of the Trust's securities from AMEX. The management of the Trust's is unable to evaluate what the likelihood is, if any, that Mr. Kirsch and Wherco, Inc., together with Leland B. Evans, will, in fact undertake any of such actions.

(3) An affiliate of Insignia.

(4) Equals 37.2% of the total voting power of the Trust.

 *  Less than 1%.



CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


     Until February 1, 1993, the Trust paid AFC monthly advisory fees for trust administration. The Trust also reimbursed an affiliate of AFC for administrative expenses incurred on its behalf. In February 1993, AFC's advisory services to the Trust were terminated. The amount paid to AFC or its affiliate for the one month period ended January 1993 and for the year ended December 31, 1992 were as follows:

                                                                     1993       1992
                                                                   -------    --------
     AFC monthly advisory fees for trust administration equal
       to .45% per annum of Trust proceeds.                        $19,000    $399,000
     Administrative expenses reimbursed to an affiliate of AFC.    $16,000    $125,000

     During fiscal 1992 and the first month of fiscal 1993, the Trust recorded receipt of advances of $7,585,000 from certain of the Insignia Partnerships and certain partnerships affiliated with Angeles. As of December 31, 1995, all amounts owing under such advancements were settled.


     The Trust had provided to Angeles a promissory note receivable of $10,000,000, expiring May 31, 1993, with $9,255,000 in outstanding borrowings as of December 31, 1994. As of December 31, 1995, this note was settled along with other matters in a settlement of claims the Trust had brought against Angeles.


     In 1992, the Trust signed an alleged guaranty for certain obligations of AHC to PaineWebber. As of December 31, 1995, this matter was resolved with the settlement of claims the Trust had brought against Angeles.


     A significant portion of the outstanding Trust Loans have been made to the Insignia Partnerships, which are affiliates of Insignia, the sole holder of the Class B Shares.

          RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

                                (Proposal No. 2)


     BDO Seidman LLP served as the Trust's independent auditors for the fiscal year ended December 31, 1995. Such firm acted as independent auditors for the Trust since 1993. BDO Seidman, LLP has been selected by the Board of Trustees to continue to serve as independent auditors to the Trust for the fiscal year ending December 31, 1996, subject to the ratification by the Shareholders. There have been no disagreements between the Trust and BDO Seidman on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures during the last fiscal year. The Trust expects a member of BDO Seidman to attend the Annual Meeting to make a statement, if he desires, and to respond to appropriate questions.


RECOMMENDATION REGARDING PROPOSAL NO. 2


     The Board of Trustees recommends that you vote FOR ratification of this appointment.


                                 MISCELLANEOUS



NO APPRAISAL OR DISSENTER'S RIGHTS


     Under California law, shareholders are not entitled to any statutory dissenters' or appraisal rights in connection with the proposals to be presented for approval at the Annual Meeting as contained in this Proxy Statement.


ANNUAL REPORT ON FORM 10-K


     The Trust's Annual Report on Form 10-K for the year ended December 31, 1995, as filed with the Securities and Exchange Commission, contains detailed information concerning the Trust and its operations. A copy of the Form 10-K was sent to the shareholders on or about February 21, 1996 along with this Proxy Statement. AN ADDITIONAL COPY OF THE 1995 10-K WILL BE FURNISHED TO SHAREHOLDERS WITHOUT CHARGE UPON REQUEST ADDRESSED TO: Angeles Mortgage Investment Trust, 340 N. Westlake Boulevard, Suite 230, Westlake Village, California 91362; (805) 449-1335, Attention: Trust Secretary. The Form 10-K is part of the Trust's soliciting material.


SHAREHOLDER PROPOSALS FOR 1997 ANNUAL MEETING


     Shareholder proposals intended to be presented at the 1997 Annual Meeting must be sent in writing, by certified mail, return receipt requested, to the Trust at its principal office, addressed to the Secretary of the Trust, and must be received by the Trust not later than December 2, 1996, for inclusion in the 1997 proxy materials.

SOLICITATION PROCEDURES


     Officers and regular employees of the Trust, without extra compensation, may solicit the return of proxies by mail, telephone, telegram or personal interview. Certain holders of record, such as brokers, custodians and nominees, are being requested to distribute proxy materials to beneficial owners and to obtain such beneficial owners' instructions concerning the voting of proxies. All of the costs relating to this Proxy Statement will be paid by the Trust.



OTHER MATTERS


     The management of the Trust does not intend to bring any other matters before the Annual Meeting and knows of no other matters that are likely to come before the meeting. In the event any other matters properly come before the Annual Meeting, the persons named in the accompanying proxy will vote the shares represented by such proxy in accordance with their best judgment on such matters.





     The Trust urges you to submit your vote on the accompanying proxy card by completing, signing, dating and returning it in the accompanying postage-paid return envelope at your earliest convenience, whether or not you presently plan to attend the Annual Meeting in person.



                                         By Order of the Board of Trustees




                                         /s/ Anna Merguerian
                                         --------------------------------------
                                         Anna Merguerian
                                         Chief Financial Officer


Westlake Village, California
February 19, 1996

PROXY
                  PROXY FOR ANNUAL MEETING OF SHAREHOLDERS OF
                       ANGELES MORTGAGE INVESTMENT TRUST

     The undersigned shareholder of Angeles Mortgage Investment Trust, a California business trust, acting under the California General Corporation Law, hereby constitutes and appoints Ronald J. Consiglio and Bryan L. Herrmann, and each of them, the attorneys and proxies of the undersigned, each with the power of substitution, to attend and act for the undersigned, including by exercising the undersigned's power to elect cumulative voting in the case of Proposal No. 1, at the Annual Meeting of Shareholders of said trust to be held on March 13, 1996 at 9:00 a.m. at the Beverly Hilton Hotel, The Wilshire Room, 9876 Wilshire Boulevard, Beverly Hills, California, and at any postponement or adjournments thereof, and be entitled to vote, as follows:

PROPOSAL NO. 1: To elect four trustees to the Board of Trustees to hold office until the next Annual Meeting and until their successors are duly elected and qualified.


      [ ] FOR ALL NOMINEES LISTED BELOW      [ ] WITHHOLD AUTHORITY TO VOTE
          (EXCEPT AS INDICATED BELOW)            FOR ALL NOMINEES LISTED BELOW

                  J. D'Arcy Chisholm       Ronald J. Consiglio
                  Curtis J. Crivelli       Bryan L. Herrmann

Instructions:  To withhold authority to vote for any individual nominee write in that nominee's name in the space provided:


-------------------------------------------------------------------------------
    The Trustees recommend a vote FOR all nominees listed in Proposal No. 1.



PROPOSAL NO. 2: To ratify the appointment of BDO Seidman, LLP as Angeles Mortgage Investment Trust's independent accountants for the Trust's fiscal year ending December 31, 1996.


                    [ ] FOR                      [ ] AGAINST

     The Trustees recommend a vote FOR Proposal No. 2.


     Said attorneys and proxies, and each of them, shall have the powers which the undersigned would have if acting in person. The undersigned hereby revokes any other proxy to vote at such Meeting and hereby ratifies and confirms all that said attorneys and proxies, and each of them may lawfully do by virtue hereof. Said proxies, without hereby limiting their general authority, are specifically authorized to vote in accordance with their best judgment with respect to matters incident to the conduct of the Meeting; matters presented at the Meeting but which are not known to the Board of Trustees at the time of the solicitation of this Proxy; and with respect to the election of any person as a trustee if a bona fide nominee for that office is named in the Proxy Statement and such nominee is unable to serve or for good cause will not serve.

                      IMPORTANT--PLEASE SIGN ON OTHER SIDE

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES OF
                       ANGELES MORTGAGE INVESTMENT TRUST

     A majority of the above-named proxies present at said Meeting, either in person or by substitute (or if only one thereof shall be present and acting, then that one), shall have and exercise all powers of said proxies hereunder. This proxy will be voted in accordance with the choices specified by the undersigned on the other side of this proxy. IF NO INSTRUCTIONS TO THE CONTRARY ARE INDICATED HEREON, THIS PROXY WILL BE TREATED AS A GRANT OF AUTHORITY TO VOTE FOR THE ELECTION OF THE NOMINEES FOR THE BOARD OF TRUSTEES NAMED ON THE OTHER SIDE HEREOF AND FOR THE APPOINTMENT OF BDO SEIDMAN, LLP, AS THE TRUST'S INDEPENDENT ACCOUNTANTS.

     The undersigned acknowledges receipt of a copy of the Notice of Annual Meeting and Proxy Statement relating to the Meeting.


                                         --------------------------------------
                                                 Signature of Shareholder

                                         Dated:                          , 1996
                                                -------------------------


                                         --------------------------------------
                                                 Signature of Shareholder

                                         Dated:                          , 1996
                                                -------------------------

                                         IMPORTANT:  In signing this proxy,
                                         please sign your name or names on the
                                         signature lines in the same way as it
                                         is stenciled on this proxy.  When
                                         signing as an attorney, executor,
                                         administrator, trustee or guardian,
                                         please give your full title as such.
                                         EACH JOINT TENANT SHOULD SIGN.

PLEASE SIGN, DATE AND RETURN YOUR PROXY PROMPTLY IN THE POSTAGE PREPAID ENVELOPE PROVIDED.